Exhibit 99.1

News Announcement

CONTACT:
William J. Clifford	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	Jaffoni & Collins Incorporated
610/373-2400	212/835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

TIMOTHY J. WILMOTT APPOINTED PRESIDENT AND

CHIEF OPERATING OFFICER OF PENN NATIONAL GAMING

- Former Harrah’s Chief Operating Officer Brings Over Twenty Years of

Regional and Major Market Gaming Management Experience to New Role -

Wyomissing, PA (February 6, 2008) — Penn National Gaming, Inc. (PENN: Nasdaq) announced that Timothy J. Wilmott, 49, who most recently served as Chief Operating Officer of Harrah’s Entertainment, Inc., was appointed President and Chief Operating Officer, effective February 4, 2008.  The President and Chief Operating Officer positions at Penn National Gaming have been open since the fourth quarter of 2006 and the Board of Directors and management have led an executive search during this period.  Mr. Wilmott is reporting directly to Penn National Gaming Chairman and Chief Executive Officer, Peter M. Carlino.  The appointment is subject to customary regulatory approvals.

Mr. Wilmott brings to Penn National over 20 years of experience in managing and developing gaming operations in diverse regulated jurisdictions including Arizona, California, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nevada, New Jersey and North Carolina, as well as internationally.

Mr. Wilmott most recently served as Chief Operating Officer of Harrah’s Entertainment, a position he held for approximately four years.  In this position, he oversaw the operations of all of Harrah’s revenue-generating businesses, including 48 casinos, 38,000 hotel rooms and 300 restaurants.  All Harrah’s Division Presidents, Senior Vice Presidents of Brand Operations, Marketing and Information Technology personnel reported to Mr. Wilmott.  During his tenure, Mr. Wilmott was credited with advancing Harrah’s player tracking and customer rewards programs, increasing its customer acquisition and marketing efforts and developing and introducing analytical tools aimed at driving growth and customer satisfaction.  Prior to his appointment to the position of Chief Operating Officer, Mr. Wilmott served from 1997 to 2002 as Division President of Harrah’s Eastern Division with responsibility for the operations of eight Harrah’s properties.

-more-

Commenting on the announcement, Peter M. Carlino, Chief Executive Officer of Penn National said, “Tim Wilmott brings to Penn National proven management skills and extensive industry experience including in-depth knowledge of many of the markets where Penn National operates.  In addition, Tim has specific, relevant experience managing a growing property portfolio, which will be of great value to Penn National given our history and current pipeline of expansion projects.

“With the addition of Tim to our team of experienced, results-oriented General Managers and operations, finance, marketing, project development and legal executives, Penn National will be strongly positioned to extend our success with our current property portfolio, planned expansion projects and recent acquisitions.  We look forward to Tim’s leadership, experience and relationships as we execute on our plans to further broaden the Company and ensure that our properties deliver excellent entertainment experiences to our patrons.”

Mr. Wilmott began his career at Harrah’s in 1987, when senior management recruited him to enter the President’s Associate Development Program.  In 1992, Mr. Wilmott was selected to lead Harrah’s expansion efforts in the emerging riverboat gaming market, when he was named Vice President and General Manager of Harrah’s Joliet, the Company’s first riverboat casino operation.  Under Mr. Wilmott’s leadership, Harrah’s Joliet became one of the country’s most popular and successful riverboats, posting record revenue with two state-of-the-art riverboat casinos and 1,800 full-time staff members.  Mr. Wilmott returned to Atlantic City when he was appointed President and General Manager of Harrah’s Atlantic City in 1995 where he oversaw the operation of one of the nation’s most profitable land-based casinos at the time.  During his twenty year career at Harrah’s, the company grew to become the world’s largest gaming company and consistently generated leading share in many of the markets in which it operates casinos.

Tim Wilmott commented on his appointment, “In just ten years, Penn National has emerged as one of the gaming industry’s best managed, fastest growing operators of regionally diverse gaming properties.  This success is a reflection of the Company’s disciplined operating strategies and policies and consistent excellent execution by the Company’s corporate and property level management teams.  I look forward to working with Peter Carlino and the entire Penn National Gaming team at this exciting time in the Company’s continued development.”

Mr. Wilmott, earned a Masters in Business Administration in corporate finance from the Wharton School of Business in 1987 and Bachelor’s and Master’s Degrees in Industrial Engineering from Lehigh University in 1980 and 1981, respectively.

About Penn National Gaming

Penn National Gaming owns and operates gaming and racing facilities with a focus on slot machine entertainment.  The Company presently operates nineteen facilities in fifteen jurisdictions, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Maine, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, West Virginia, and Ontario.  In aggregate, Penn National’s operated facilities feature over 23,000 slot machines, approximately 400 table games, over 1,731 hotel rooms and approximately 805,000 square feet of gaming floor space.

On June 15, 2007, the Company announced that it had entered into a definitive agreement to be acquired by certain funds managed by affiliates of Fortress Investment Group LLC (FIG: NYSE) and Centerbridge Partners, L.P. whereby Penn National Gaming shareholders will receive $67.00 in cash for each outstanding Penn National share.  Penn National Gaming, Inc. is seeking to complete the transaction late in the second quarter of 2008.  The timing of the closing is subject to obtaining certain regulatory approvals and satisfying other customary closing conditions.

About the Transaction

In connection with the proposed merger, Penn National Gaming has filed documents with the Securities and Exchange Commission (the “SEC”).  INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the Definitive Proxy Statement and other documents filed by Penn National Gaming, Inc. at the SEC’s Web site at http://www.sec.gov.

The Definitive Proxy Statement and other such documents may also be obtained for free by directing such request to Penn National Gaming, Inc. Investor Relations, 825 Berkshire Boulevard, Wyomissing, PA  19610 or on the company’s website at www.pngaming.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may vary materially from expectations.  Penn National Gaming describes certain of these risks and uncertainties in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006.  Meaningful factors which could cause actual results to differ from expectations described in this press release include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement with Fortress and Centerbridge; the outcome of any legal proceedings that may be instituted against Penn National Gaming related to the proposed agreement; the inability to complete the transaction due to the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; risks that the proposal transaction disrupts current plans and operations and the potential difficulties in key employee retention as a result of the transaction; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and lodging industries in particular; construction factors, including delays, increased costs for labor and materials, Fortress and Centerbridge’s access to available and reasonable financing on a timely basis; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation.  Furthermore, Penn National Gaming does not intend to update publicly any forward-looking statements except as required by law.  The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

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